EXHIBIT 99.1

Lawson Software Reports Q2 FY04 Results

    ST. PAUL, Minn.--(BUSINESS WIRE)--Dec. 18, 2003--Lawson Software, Inc. (Nasdaq:LWSN), today reported revenues of $84.3 million for its fiscal 2004 second quarter ended Nov. 30, 2003, compared with revenues of $87.8 million in its fiscal 2003 second quarter. License fee revenues were $17.3 million in the second quarter, compared with $19.0 million in the fiscal 2003 second quarter. Services revenues were $67.0 million in the quarter, compared with $68.8 million in the comparable fiscal 2003 second quarter.
    On a generally accepted accounting principles (GAAP) basis, the company posted a net loss of $1.3 million, or a loss of $0.01 per diluted share, compared with a net loss of $3.5 million, or $0.04 per diluted share in the fiscal 2003 second quarter.
    The company posted pro forma net income of $656,000, or $0.01 per diluted share, compared with pro forma net income of $1.0 million in the fiscal 2003 second quarter, or $0.01 per diluted share. Fiscal 2004 second quarter pro forma operations exclude $3.2 million of items consisting of a restructuring charge, non-cash stock-based compensation, and amortization of acquired software and intangibles.
    For the details on the company's GAAP reported results and the reconciliation of GAAP operating results to pro forma net income from pro forma operations, see the financial table accompanying this news release - "SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP OPERATING RESULTS TO PRO FORMA NET INCOME."
    For the six months ended Nov. 30, 2003, on a GAAP basis, the company posted net income of $2.0 million, or $0.02 per diluted share, on total revenues of $172.3 million, compared with a net loss of $5.3 million, or a loss of $0.05 per diluted share, on total revenues of $175.3 million in the comparable fiscal 2003 period.
    For the six months ended Nov. 30, 2003, the company posted pro forma net income of $4.7 million, or $0.04 per diluted share, compared with pro forma net income of $361,000, or $0.00 per diluted share, in the comparable fiscal 2003 period. Fiscal 2004 six-month pro forma operations exclude $4.5 million of items consisting of a restructuring charge, non-cash stock-based compensation, and amortization of acquired software and intangibles.
    The company's cash, cash equivalents and marketable securities decreased to $228.9 million at Nov. 30, 2003, from $255.2 million at Aug. 31, 2003. During the second quarter, the company repurchased 1.7 million shares of common stock for a total of $13.7 million and completed two acquisitions for $12.1 million.
    Days sales outstanding (DSO) were reduced to 64 during the second quarter, compared with 65 in the fiscal 2004 first quarter.

    Second Quarter Performance

    "Improved pipeline execution combined with the restructuring actions and operating efficiency improvements we've made have strengthened the overall health of our business in this fiscal year," said Jay Coughlan, Lawson president and chief executive officer. "Our second quarter revenue performance reflected our seasonally weakest period. License fees declined slightly compared to the second quarter of fiscal 2003 but are up 8 percent through the first half of this fiscal year. Services revenues are showing an improving trend, and strong renewal rates continue to drive healthy maintenance revenues. Customer activity points to signs of gradual improvement in the business climate, and we are entering the second half of our fiscal year with continued cautious optimism."
    The company signed 135 deals in the quarter. Of total licensing activity in the fiscal 2004 second quarter, 42 percent came from new customers and 58 percent from existing customers.
    During the quarter, the company signed 16 new customers at an average selling price of $445,000, compared with 32 new customers at an average selling price of $319,000 in the second quarter of fiscal 2003. The company signed three software licensing agreements valued at more than $1 million. Significant or strategic wins included:
Healthcare - Palmetto Health and Memorial Hospital Colorado Springs; IT - Northrop Grumman Information Technology; Public Sector - Cherokee Nation, Seminole Tribe of Florida, and Madison Metropolitan School District.

    Conference Call and Webcast

    The company will conduct a conference call and webcast for investors beginning at 4:30 p.m. Central Time on Dec. 18.
    Interested parties may listen to the call by dialing 877-675-5901 (passcode Lawson 1218) and international callers 1-773-756-4624. A live webcast will also be available on www.lawson.com. Interested parties should dial into the conference call or access the webcast approximately 10-15 minutes before the scheduled start time.
    A replay will be available approximately one hour after the conference call concludes and will remain available through Friday, Dec. 26. The replay number is 800-678-0740 and international 1-402-998-0871. The webcast will remain on www.lawson.com for approximately two weeks.
    The webcast will be available through the investor relations space on www.lawson.com. Webcast participants should allow extra time before the webcast to register and, if necessary, download and install audio software.

    About Lawson Software

    Lawson Software provides business process software solutions that help services organizations in the healthcare, retail, professional services, public sector, financial services, and other strategic markets achieve competitive advantage. Lawson's solutions include enterprise performance management, distribution, financials, human resources, procurement, retail operations and service process optimization. Headquartered in St. Paul, Minn., Lawson has offices and affiliates serving North and South America, Europe, Asia, Africa and Australia. Additional information about Lawson is available at www.lawson.com.

    Forward-Looking Statements

    This press release contains forward-looking statements. These forward-looking statements, including statements made by Mr. Coughlan, contain statements of intent, belief or current expectations of Lawson Software, Inc., and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events which occur in the future. In addition to factors discussed above, risks and uncertainties that may cause such differences include but are not limited to: uncertainties in the software industry; global military conflicts; terrorist attacks in the United States, and any future events in response to these developments; changes in conditions in the company's targeted service industries; increased competition and other risk factors listed in the company's most recent Annual Report on Form 10-K and 10-Q filed with the Securities and Exchange Commission and as included in other documents the company files from time to time with the Commission.

                        LAWSON SOFTWARE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                              UNAUDITED
                            (in thousands)
                                                November 30,  May 31,
                                                    2003       2003
                                                ------------ ---------
ASSETS
Current assets:
  Cash and cash equivalents                        $150,798  $153,071
  Marketable securities                              71,916   102,266
  Trade accounts receivable, net                     60,156    62,433
  Other current assets                               38,969    34,122
                                                ------------ ---------
     Total current assets                           321,839   351,892

Long-term marketable securities                       6,220     5,175
Property and equipment, net                          19,584    21,364
Goodwill and other intangible assets, net            61,782    43,943
Other assets                                          8,750     9,835
                                                ------------ ---------
     Total assets                                  $418,175  $432,209
                                                ============ =========

LIABILITIES AND STOCKHOLDERS'  EQUITY
Current liabilities:
  Current portion of long-term debt                    $905      $896
  Accounts payable and other accrued liabilities     48,865    51,096
  Deferred revenue and customer deposits             78,350    86,642
                                                ------------ ---------
     Total current liabilities                      128,120   138,634

Long-term debt, less current portion                    968       255
Other long-term liabilities                           3,653     3,921
                                                ------------ ---------
     Total liabilities                              132,741   142,810
                                                ------------ ---------

Stockholders' equity:
 Preferred stock                                          -         -
 Common stock                                         1,082     1,058
 Additional paid-in capital                         319,083   309,637
 Treasury stock, at cost                            (46,813)  (28,824)
 Deferred stock-based compensation                   (1,691)   (3,117)
 Retained earnings                                   11,436     9,480
 Accumulated other comprehensive gain                 2,337     1,165
                                                ------------ ---------
     Total stockholders' equity                     285,434   289,399
                                                ------------ ---------
     Total liabilities and stockholders' equity    $418,175  $432,209
                                                ============ =========

                         LAWSON SOFTWARE, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               UNAUDITED
                 (in thousands, except per share data)


                                  Three Months Ended  Six Months Ended
                                  ------------------ -----------------
                                   Nov 30,  Nov 30,  Nov 30,  Nov 30,
                                    2003      2002     2003     2002
                                  --------- -------- -------- --------
Revenues:
 License fees                      $17,313  $19,005  $39,974  $37,124
 Services                           66,952   68,802  132,293  138,129
                                  --------- -------- -------- --------
    Total revenues                  84,265   87,807  172,267  175,253
Cost of revenues:
 Cost of license fees                3,988    3,603    8,079    6,778
 Cost of services                   33,731   35,899   65,832   73,740
                                  --------- -------- -------- --------
    Total cost of revenues          37,719   39,502   73,911   80,518

    Gross profit                    46,546   48,305   98,356   94,735
Operating expenses:
 Research and development           15,257   14,286   30,192   29,590
 Sales and marketing                21,498   24,801   44,496   53,316
 General and administrative         10,085    9,982   19,310   16,503
 Restructuring charges               2,250    5,823    2,210    5,823
 Amortization of acquired
  intangibles                          321      222      566      429
                                  --------- -------- -------- --------
    Total operating expenses        49,411   55,114   96,774  105,661
                                  --------- -------- -------- --------
Operating (loss) income             (2,865)  (6,809)   1,582  (10,926)
Other income (expense):
 Interest income                       780    1,129    1,662    2,234
 Interest expense                      (20)     (33)     (38)     (77)
                                  --------- -------- -------- --------
    Total other income (expense)       760    1,096    1,624    2,157

(Loss) income before income taxes   (2,105)  (5,713)   3,206   (8,769)
(Benefit) provision for income
 taxes                                (821)  (2,228)   1,250   (3,420)
                                  --------- -------- -------- --------
Net (loss) income                  $(1,284) $(3,485)  $1,956  $(5,349)
                                  ========= ======== ======== ========

Net (loss) income per share:
 Basic                              $(0.01)  $(0.04)   $0.02   $(0.05)
                                  ========= ======== ======== ========
 Diluted                            $(0.01)  $(0.04)   $0.02   $(0.05)
                                  ========= ======== ======== ========
Shares used in computing net
 (loss) income per share:
 Basic                              98,302   98,453   98,383   97,649
                                  ========= ======== ======== ========
 Diluted                            98,302   98,453  107,253   97,649
                                  ========= ======== ======== ========

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP OPERATING RESULTS TO
                   PRO FORMA NET INCOME (UNAUDITED)

Pro forma results are the internal measures of profitability used by our management to judge operating performance. Pro forma operating results and pro forma net income are not determined in accordance with generally accepted accounting principles (GAAP) and should not be considered in isolation or as an alternative to or more meaningful than measures of operating performance determined in accordance with GAAP. Additionally, Lawson's calculation of pro forma net income or loss may not be comparable to similarly titled measures of other companies. Audited financial statements appear in Lawson's Annual Report on Form 10-K and 10-Q filed with the Securities and Exchange Commission.

                                 Three Months Ended  Six Months Ended
                                 ------------------ ------------------
                                  Nov 30,  Nov 30,  Nov 30,   Nov 30,
                                   2003      2002     2003     2002
                                 --------- -------- -------- ---------

GAAP operating (loss) income:     $(2,865) $(6,809)  $1,582  $(10,926)
    Adjustments:
       Restructuring charge         2,250    5,823    2,210     5,823
       Non-cash stock-based
        compensation                  (75)     299      624     1,701
       Lease abandonment expense        -      676        -       676
       Software and intangible
        amortization related to
        acquisitions                1,005      602    1,657     1,161
                                 --------- -------- -------- ---------
Pro forma operating income
 (loss)                               315      591    6,073    (1,565)
       Total other income
        (expense)                     760    1,096    1,624     2,157
                                 --------- -------- -------- ---------
Pro forma income before income
 taxes                              1,075    1,687    7,697       592
       Pro forma provision for
        income taxes                  419      658    3,001       231
                                 --------- -------- -------- ---------
Pro forma net income                 $656   $1,029   $4,696      $361
                                 ========= ======== ======== =========

Pro forma net income per share:
 Basic                              $0.01    $0.01    $0.05     $0.00
                                 ========= ======== ======== =========
 Diluted                            $0.01    $0.01    $0.04     $0.00
                                 ========= ======== ======== =========

Shares used in computing pro
 forma net income per share:
 Basic                             98,302   98,453   98,383    97,649
                                 ========= ======== ======== =========
 Diluted                          107,399  102,530  107,253   102,695
                                 ========= ======== ======== =========

    CONTACT: Lawson Software, Inc., St. Paul
             Media contact:
             Terry Blake, 651-767-4766
             terry.blake@lawson.com
             or
             Investors and analysts contact:
             Barbara Doyle, 651-767-4385
             barbara.doyle@lawson.com